[Aronson & Company Logo]    700 King Farm Boulevard, Suite 300, Rockville Maryland 20850    301.231.6200 Main    301.231.7630 Fax    www.aronsoncompany.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Landmark Land Company, Inc. and Subsidiaries, of our report dated March 6, 2006 relating to the consolidated financial statements which appear in Form 10-KSB.

/s/ Aronson & Company

Aronson & Company

Rockville, Maryland

January 4, 2007

Certified Public Accountants and Management Consultants

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